Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Contacts for Superior Energy Services:

Robert Taylor, CFO;

Greg Rosenstein, VP of Investor Relations, (504) 587-7374

Media Contacts for Superior Energy Services:

Ken Dennard (832) 594-4004 or Ben Burnham, (773) 599-3745, both of DRG&L

Investor Contacts for Complete Production Services:

Jose Bayardo, CFO;

Canaan Factor, Director of Investor Relations, (281) 372-2300

Media Contacts for Complete Production Services:

Matthew Sherman, Tim Lynch or Meaghan Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Superior Energy Services, Inc. to Merge With Complete

Production Services, Inc. in $6.2 Billion Combination

•	Combination Creates Premier Diversified Mid-Cap Oilfield Services Company

•	Brings Together Critical Product and Service Offerings Required by Customers in

•	North American Unconventional Resource Plays and International Markets

•	Accretive to Superior’s Earnings Per Share and Cash Flow Per Share in 2012

•	Enhanced Financial Position Enables Acceleration of International Expansion Efforts

•	Conference Call Today at 8:30 a.m. Eastern Time

New Orleans, LA and Houston, TX – October 10, 2011 – Superior Energy Services, Inc. (NYSE: SPN) (“Superior”) and Complete Production Services, Inc. (NYSE: CPX) (“Complete”) today announced that their Boards of Directors have unanimously approved a definitive merger agreement combining the two companies into the premier diversified mid-cap oilfield services company.

Under terms of the agreement, Complete stockholders will receive 0.945 common shares of Superior and cash of $7.00 in exchange for each share of Complete common stock held at closing. This represents a premium of 29% to Complete’s average price over the last two months. Upon closing, and reflecting the issuance of new Superior shares, Superior and Complete stockholders are expected to own approximately 52% and 48%, respectively, of Superior’s outstanding shares.

“The combination of Superior and Complete creates a top-tier diversified oilfield services company with the products, technologies and talented people that are critical to helping our customers create value, particularly in unconventional fields in North America,” said David Dunlap, Superior’s President and Chief Executive Officer. “Together we will have enhanced positions in large sectors for key products and services that are high in usage intensity and deemed critical by our customers during their drilling, completion and production processes. Some of these products and services include hydraulic fracturing and other pressure pumping services, coiled tubing, well servicing, snubbing and wireline, in addition to fluid handling and production testing.

“One of the important benefits of this transaction is the ability to gain access to these additional products and services while maintaining a diversified revenue base. For instance, at June 30, 2011 Complete had approximately 315,000 horsepower of pressure pumping capacity to provide hydraulic fracturing services in North America. As a result of our combined broad diversification, pressure pumping would have comprised just under 25% of proforma North American land revenue for the twelve months ended June 30, 2011, and approximately 10% of proforma total revenue for the twelve months ended June 30, 2011. Furthermore, our combined North American coiled tubing operations would have resulted in our combined coiled tubing product line representing about 15% of proforma North American land revenue for the twelve months ended June 30, 2011.

“We anticipate that the proposed merger will also assist us in more rapidly executing our stated strategy of international expansion as the enhanced earnings and cash flow capacity of the combined entity can provide incremental capital and other resources to deploy in international markets.

“We expect significant operational and customer benefits from the combination, with minimal consolidation cost savings. As soon as possible, we intend to establish integration teams to clearly define the importance of employee retention.”

Joe Winkler, Chairman and Chief Executive Officer of Complete said, “This transaction provides Complete shareholders substantial value for their shares and gives them the opportunity to participate in the upside potential from both a larger position in the North American market area and exposure to growth in international markets. Together, we will possess the scale and offer the range of services necessary to compete successfully on the global stage. I believe our talented employees, with their industry-recognized reputation for technical expertise and operational excellence, will immediately add value to Superior’s operations. We look forward to working with Superior to realize all of the benefits of this combination, and its exciting portfolio of projects, for our shareholders, customers, employees and partners.”

Superior expects the combination to be accretive to earnings per share and cash flow per share in 2012, excluding transaction and integration costs. Superior further expects the transaction will be balance sheet neutral as measured by key leverage ratios, yet ultimately is expected to result in an overall credit profile enhancement given the significant increase in scale and diversity provided by the combination.

Both Superior and Complete confirmed their prior guidance for 2011; however, Complete indicated that third quarter results will be below its prior guidance. Complete now expects third quarter 2011 EBITDA to be between $155 million and $160 million. Items impacting Complete’s third quarter, which are not expected to affect prior expectations for the fourth quarter of 2011, include delayed deliveries of fluid ends causing intermittent shut downs of several frac fleets, defective components on recently deployed coiled tubing units, flooding in Pennsylvania and northern Mexico, and repositioning of one of Complete’s pressure pumping fleets from the Barnett Shale to West Texas.

The combined company will retain the name Superior and will be led by David Dunlap, Superior’s current President and Chief Executive Officer. The Superior Board of Directors will be expanded to include two independent Complete Board members.

The merger is subject to the approval of both Superior’s and Complete’s stockholders as well as other customary approvals. The companies anticipate that the transaction will close as soon as the end of this calendar year. Superior and Complete intend to file a joint proxy statement / prospectus with the Securities and Exchange Commission as soon as possible.

Greenhill & Co. is acting as Superior’s transaction and financial advisor and rendered a fairness opinion to Superior’s Board of Directors. In addition, J.P.Morgan provided transaction advice, acted as financial advisor and provided a bridge financing commitment with respect to the cash portion of the transaction. Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. is acting as Superior’s legal advisor. Credit Suisse Securities (USA) LLC is acting as Complete’sfinancial advisor and rendered a fairness opinion to Complete’s Board of Directors. Complete’s legal advisor is Latham & Watkins LLP.

Conference Call

Superior and Complete have scheduled a joint conference call today to discuss the merger. The call will begin at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on October 10, 2011.

The call can be accessed from the Investor Relations section of Superior’s website at www.superiorenergy.com, or by telephone at 480-629-9835. For those who cannot listen to the live call, a telephonic replay will be available through Monday, October 17, 2011 and may be accessed by calling 303-590-3030 and using the pass code 4480251. An archive of the webcast will be available after the call for a period of 60 days at www.superiorenergy.com.

About Complete Production Services, Inc.

Complete is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional oil and gas plays in North America that it believes have the highest potential for long-term growth.

About Superior Energy Services, Inc.

Superior serves the drilling and production-related needs of oil and gas companies worldwide through its brand name rental tools and its integrated well intervention services and tools, supported by an engineering staff who plan and design solutions for customers. Offshore projects are delivered by the Company’s fleet of modern marine assets.

Forward-Looking Statements

Information set forth in this document (and all oral statements made regarding the subjects of this document, including on the conference call announced herein) contain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect Superior’s and Complete’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Superior and Complete, including future financial and operating results, accretion to Superior’s earnings per share and cash flow per share arising from the transaction, the expected amount and timing of cost savings and operating synergies, the expected credit profile and balance sheet impact, the schedule for completing the transactions contemplated by the merger agreement, the combined company’s plans, future markets, competitive position and other expectations, objectives and intentions, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval of the merger agreement by the stockholders of both parties; the risk that the cost savings and any other synergies from the transaction may not be realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the ability of the combined company to successfully introduce new product or service offerings or enter new markets on a timely and cost-effective basis; any adverse developments in customer relationships or legal proceedings; prevailing oil and gas prices; Superior’s continued access to the capital markets; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in Superior’s and Complete’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s web site http://www.sec.gov. There can be no assurance that the proposed acquisition will be consummated in the time frame anticipated, or at all. Superior and Complete disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information and Where to Find It

Superior and Complete plan to file a joint proxy statement/prospectus and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING SUPERIOR, COMPLETE AND THE PROPOSED ACQUISITION. A definitive joint proxy statement/prospectus will be sent to security holders of Superior and Complete seeking their approval of the acquisition. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Superior and Complete with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus and such other documents (relating to Superior) may also be obtained for free from Superior by accessing Superior’s website at www.superiorenergy.com. The proxy statement/prospectus and such other documents (relating to Complete) may also be obtained for free from Complete by accessing Complete’s website at www.completeproduction.com.

Participants in the Solicitation

Superior, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Superior’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interests in the acquisition will be contained in the joint proxy statement/prospectus when it is filed, and additional information regarding such persons is included in Superior’s proxy statement filed with the SEC on April 15, 2011.

Complete, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Complete’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interests in the acquisition will be contained in the joint proxy statement/prospectus when it is filed, and additional information regarding such persons is included in Complete’s proxy statement filed with the SEC on April 18, 2011.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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